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                                                                   EXHIBIT 10.19

                                SELECTICA, INC.
                  INTERNATIONAL VALUE ADDED RESELLER AGREEMENT


Agreement #:
                                   ------------------------

Effective Date:                    Jan. 12, 2000
                                   ------------------------

THIS AGREEMENT is made and entered into effect as of the date shown above, by and between Selectica, Inc. ("SELECTICA"), with its principal offices at 2880 Zanker Road, Suite 101, San Jose, CA 95134.

and                 Company ("VAR"):    SAMSUNG SDS CO., LTD.
                                        ----------------------------------------

with its principal offices located at   707-19 Yoksam-Dong, Kangnam-Go
                                        ----------------------------------------
                                        Seoul, Korea, 135-080
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Telephone Number:                       82-2-3429-3425
                                        ----------------------------------------
Fax Number:                             82-2-3429-411
                                        ----------------------------------------
Company Contact Name:                   Weon K. Lee
                                        ----------------------------------------
Company Contact Email Address:          Lwk@samsung.co.kr
                                        ----------------------------------------

RECITALS

The parties to this Agreement wish to enter into a non-exclusive, non-transferable agreement pursuant to which VAR will purchase and/or market certain of the proprietary Products ("the Products") developed and manufactured by SELECTICA. Therefore, in consideration of the mutual covenants and conditions contained in this Agreement, SELECTICA and VAR agree as follows:

1.   APPOINTMENT

1.1 SELECTICA appoints VAR, and VAR accepts appointment as an authorized, non-exclusive Value Added Reseller of the Products listed on EXHIBIT B hereto (the "Products"). This appointment authorizes VAR to distribute Products directly to end-user customers only within the Territory. For purposes of this Agreement, "Territory" shall mean Korea. VAR must obtain prior written consent from Selectica for any distribution outside of the Territory. VAR can recommend resellers in Korea to resell Selectica products. Selectica may approve a reseller if it meets certain criteria (e.g., such potential resellers do not represent competitive products/companies and have the expertise to resell and support Selectica products). If Selectica approves such reseller, VAR may execute a reseller agreement directly with the reseller with terms and conditions no less restrictive than those contained in this Agreement. VAR may not execute any reseller agreements with any reseller not previously approved in writing by Selectica.

1.2 Although SELECTICA may, from time to time, publish suggested list prices of the Products, VAR has the right to determine its own resale prices unilaterally. No SELECTICA representative has any authority to require VAR to charge a particular resale price for the Products or to otherwise inhibit VAR's pricing discretion. VAR will promptly report any attempt to do so to SELECTICA's management in writing.

1.3 SELECTICA reserves the right, during the term of this Agreement and thereafter, to market products that are the same as or similar to those products that are the subject of this Agreement, in the same geographical areas serviced by VAR, either directly or indirectly through independent agents, dealers, developers, distributors, value added resellers, system integrators and Original Equipment Manufacturers' without obligation or liability to VAR.

2.   LICENSE GRANT

As part of the appointment under Section 1.1, and subject to the terms and conditions of this Agreement, Selectica grants VAR (i) a nonexclusive, non-transferable license to use and distribute internally the Products for internal testing and development purposes and for demonstration and support of End Users (the "End-User License");



[*] - CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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(ii) an exclusive, non-transferable license to distribute and sub-license the
Products directly or indirectly through VAR's distribution channel to End Users in the Territory pursuant to the terms and conditions of an End User license agreement that contains terms and conditions substantially similar to those set forth in the End Use Agreement which is attached as Exhibit C (hereinafter the "End User Agreement").

3.   FEES AND PAYMENT TERMS

3.1 Products Fees. VAR shall pay Selectica, for the Products that VAR is purchasing pursuant to this Agreement the amount set forth in Exhibit B. Such fees for the purchase of the Products set forth in Exhibit B shall be non-refundable.

3.2 Internal Use License. VAR shall pay Selectica, for each of the Products that it uses or distributes for internal purposes within the scope of the rights set forth in Section 5(a)(i) of this Agreement, the amounts set forth in Exhibit G.

3.3 Payment Terms. The payments to Selectica from VAR for the Products listed on Exhibit B and the Internal Use License shall be paid upon the execution of this Agreement.

3.4 Taxes, Fees, and Documentation. VAR agrees to pay, and to indemnify and hold Selectica harmless from, any sales, use, excise, import or export, value added or similar tax, not based on Selectica's net income, as well as the collection or withholding thereof, including penalties and interest, and all government permit or license fees and all customs, duty, tariff and similar fees levied upon the delivery of the Products and other deliverables, and any costs associated with the collection of any of the foregoing items. VAR shall be responsible for obtaining, at its expense, all required import licenses, permits or other governmental orders. If a resale certificate or other certificate, document or other evidence of exemption or payment or withholding of taxes by VAR is required in order to exempt the distribution or licensing of the Products from any such liability or to enable Selectica to claim any tax exemption, credit, or other benefit, VAR will promptly furnish such certificate or document to Selectica.

4.   VAR RESPONSIBILITIES

In consideration for being appointed an authorized VAR of the Products, VAR assumes the following responsibilities:

4.1 Maintain a sufficient number of trained and knowledgeable sales personnel who are able to explain in detail the differences between the Products and competitive products, and who can effectively market the Products and provide support for the Products to all of the VAR's end-user customers.

4.2 Make reasonable efforts to maintain at lest one SELECTICA certified technical resource on staff at all times.

4.3 Upon end-user customer request at the point of sale, explain and demonstrate the Products and instruct the customer on the setup and installation.

4.4 Display, demonstrate, and represent the Products fairly and make no representations concerning SELECTICA or its products that are false, misleading or inconsistent with those representations set forth in the promotional or other materials that are supplied by SELECTICA.

4.5 Assure that the Products are sold to end-user customers only in complete and appropriate packaging which includes an SELECTICA warranty and limitation of liability statements, license agreement and/or other materials as specified by SELECTICA. VAR shall require each End-User to execute the End User Agreement attached hereto as Exhibit C.

4.6  Promptly report to SELECTICA all suspected defects in the Products.

4.7 Prevent the unauthorized reverse engineering, decompilation and reverse analysis of the products by VAR personnel and agents and use reasonable efforts to prevent unauthorized reverse engineering decompilation and



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reverse analysis by VAR customers. VAR agrees that if, for any reason, it comes into possession of any source code, or portion thereof, for any Selectica product, not generally provided by Selectica as a part of the Software Product, it will immediately deliver all copies of such source code to Selectica.

4.8 Provide SELECTICA with monthly sales history and quarterly sales forecasts of the Products.

4.9 Employ the level of energy, skills, and resources necessary to market the Products actively.

4.10 Pay SELECTICA the fees set forth in Exhibit B to this Agreement and maintain a satisfactory overall credit rating.

4.11 Comply with all applicable laws and regulations in performing under this Agreement.

4.12 In connection with any VAR proposals or agreements to supply the Products or User Documentation to governments (or agencies thereof), VAR will take all reasonable steps in making such proposals and agreements to ensure that Selectica's Intellectual Property Rights in such Products and User Documentation receive the maximum protection available from such governments for commercial computer software and related documentation developed at private expense. The provisions of this Section shall not be construed to expand the scope of VAR's rights set forth in Section 5(a), nor to require VAR to seek or obtain registrations of any kind whatsoever, in any portion of the Exclusive or Nonexclusive Territories, to protect the Intellectual Property Rights of Selectica.

5. SUPPORT AND MAINTENANCE

5.1 Support: Pursuant to VAR being in compliance with the requirements as detailed in Section 4, SELECTICA shall, during the term of this Agreement and during SELECTICA's support business hours (5:00 AM - 5:00 PM PST), provide technical support through appropriate communications mechanisms (telephone, fax, electronic mail, or web services) to the designated support contact or backup support contact of the VAR. Both designated support contact and backup support contact are required to be trained by SELECTICA or its designee and maintain certification as SELECTICA Certified Developer. VAR will submit in writing the names of designated and backup support contacts. VAR will receive free of charge technical information on the development of solutions, software problem analysis, and responses to technical issues as they pertain to the operation of SELECTICA's Products.

5.2 Maintenance to VAR: VAR will receive minor upgrades, updates, software problem fixes, periodic reports on software problems, and other maintenance support for the products purchased for the Internal Use License under the VAR program as long as VAR is current with maintenance fees. VAR shall pay a minimum annual maintenance fee at an amount as shown in EXHIBIT A for all term years except year one. All maintenance fees received from VAR (not directly from end-user) for VAR's end-user customers' annual maintenance shall be credited against VAR's annual program maintenance fee. The annual program maintenance fee only covers the development system(s) associated with the VAR Program as listed in EXHIBIT A. Any additional products purchased by VAR for internal use will be charged a separate maintenance fee as defined in Exhibit A. Such maintenance fees will be included with each product order, prorated based on the upcoming anniversary date of this Agreement. Renewal maintenance fees will be billed annually on the anniversary date of this Agreement. The maintenance fees must be kept current in order to remain in the VAR Program.

5.3 Maintenance to End User: VAR shall pay SELECTICA certain maintenance fees as defined in EXHIBIT A for all products purchased by end-users where VAR is providing first line support. VAR is required to provide first level support for year one for each customer, at a minimum. SELECTICA agrees to provide second line support to VAR provided that VAR is current with respect to maintenance fees as defined in section 5.2. VAR will receive minor upgrades, updates, software problem fixes, periodic reports on software problems, and other maintenance support for the products that VAR is then entitled to pass on to end-users. The annual maintenance fee covers only the Products VAR is licensed to resell. First year maintenance fees are required for each customer and are paid at the time of initial order. Subsequent renewal will be on each anniversary of the maintenance effective date. The maintenance effective date is defined as the date that SELECTICA ships product to VAR for a given customer. For year two and onward, SELECTICA agrees to contract with end-user for maintenance and support, if requested.

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by VAR or end-user. In such cases, end-user will be billed SELECTICA's standard maintenance and support fee as detailed in EXHIBIT A. Selectica shall have no obligation to support: (i) altered or damaged Software or any portion of Software incorporated with or into other software; (ii) Software that is not the then current release or immediately previous sequential release which is aged six (6) months or more since the issuance of the successive release; (iii) Software problems caused by Company's negligence, abuse or misapplication, use of Software other than as specified in Selectica user manual or other causes beyond the control of Selectica; or (iv) Software installed on any hardware that is not supported by Selectica. Selectica shall have no liability for any changes in Company's hardware, which may be necessary to use Software due to a workaround or maintenance release.

5.4 Updates and Maintenance Fixes: During the Agreement's term, SELECTICA will furnish to VAR within a reasonable time after publication one copy of updates and corrections to the Products VAR is authorized to resell. Such corrections are collectively referred to herein as "Updates and/or Maintenance Fixes". Updates and Maintenance Fixes do not include any releases or updates with a change in the version number to the left of the decimal point or any release, update or upgrade that has been customized for use by any particular user or which is made solely to adopt or reflect trade dress of any third party.

5.5 Product Exchange: VAR shall be entitled to exchange any of the Products it is purchasing pursuant to this Agreement to the other Products in this Agreement.

6.   TERM AND RENEWAL

6.1 The term of this Agreement shall be a single Contract Period commencing on the Effective Date set forth above and terminating one (1) year thereafter, unless renewed as provided below or unless terminated sooner in accordance with the provisions of this Agreement.

6.2 This appointment as a VAR for SELECTICA's Products shall be automatically renewable for successive twelve-month (12-month) periods unless written notice by either party of its intent not to renew at least thirty (30) days before the expiration date.

7.   TERMINATION

7.1 If SELECTICA in its judgment finds VAR deficient in meeting VAR's responsibilities or obligations under the terms of this Agreement, SELECTICA will provide written notice of such deficiencies and establish a reasonable period of time, not to exceed thirty (30) days, in which VAR must remedy such deficiencies. In the event VAR does not correct the deficiencies, SELECTICA can, at its option, terminate this Agreement. No waiver by SELECTICA of any deficiencies in one or more instances shall constitute a waiver of SELECTICA's right to terminate this Agreement in a subsequent instance.

7.2 Notwithstanding any other provisions of this agreement, and without requirement for SELECTICA to reimburse VAR for any fees, SELECTICA may terminate this Agreement immediately upon delivery of Notice of Termination to VAR if the
VAR:

     a. Transfers control or ownership of all or part of the VAR, whether directly, indirectly, voluntarily or involuntarily;

     b. Submits to SELECTICA at any time prior to or during the term of this Agreement a report, financial statement, tax return, or other information in which VAR knowingly submits false or misleading information.

     c. Fails or refuses to comply with the provisions of this Agreement, even if such failures or refusals are corrected after notice thereof is delivered to VAR; or

     d. Sells the Products to non-end-user customers, or otherwise violates the Grant of Rights in Section 1.

7.3 In the event of termination or expiration of this Agreement due to VAR's default, VAR shall immediately discontinue use of SELECTICA's name and marks, and shall within thirty (30) days of the effective termination



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expiration date settle all accounts, pay all outstanding bills, and return to
SELECTICA all confidential and proprietary information obtained from SELECTICA pursuant to this Agreement.

7.4 In the event of a material default under this Agreement by SELECTICA, VAR will provide written notice of such default and establish a reasonable period of time, not to exceed thirty (30) days, in which VAR must remedy such deficiencies. In the event VAR does not correct the deficiencies, VAR can, at its option, terminate this Agreement.

8.   ANNOUNCEMENT

8.1 VAR agrees that upon both parties signatures below, SELECTICA may publicize the relationship established by this Agreement.

9.   INDEMNIFICATION

9.1 Except as limited in Section 9.2, SELECTICA shall defend at its expense any action brought against VAR to the extent the action is based on a claim that use of any Products furnished to VAR under this Agreement infringes any United States patent or copyright. SELECTICA will indemnify VAR against any costs, damages or fees finally awarded against VAR in such an action, provided that VAR notifies SELECTICA promptly, in writing, of the claim, and grants SELECTICA sole authority to defend or settle the claim, and also provides SELECTICA with all reasonable information, assistance, and authority necessary to enable SELECTICA to do so. SELECTICA shall have the right to substitute a new Product that is non-infringing provided that the performance of the new product is substantially equivalent to the licensed Product that was originally delivered to VAR.

9.2 SELECTICA shall have no liability under Section 9.1 for claims and/or actions based on: (a) the use of other than the most current version of the Products, if the claim or action could have been avoided by use of the most current version of the Products; (b) the purchase or obtaining of the Products from a dealer, distributor, or VAR not authorized by SELECTICA; or (c) the modification of the Products by the VAR or a third party.

9.3 The indemnification by SELECTICA in Section 9.1 above shall not extend to claims that arise solely from the work that VAR performs in integrating the Products with other Products or in the marketing of the Products pursuant to this Agreement. VAR agrees that, as to the content of such work VAR, at its own expense, shall indemnify, defend and hold SELECTICA harmless from and against any and all awards, judgments, expenses, damages, costs (including reasonable attorney's fees) and losses resulting from any claim, action, suit or proceeding threatened or instituted against SELECTICA based on a claim that the integrated and combined Products and the use thereof, constitutes an infringement upon or misappropriation of any patent, copyright, trade secret or other proprietary right. Except with the written consent of SELECTICA, VAR will not consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof, the giving to SELECTICA a full and final release from all liability or which limits or adversely affects the rights of SELECTICA to carry on or conducts its business, then or into the future.

9.4 VAR agrees to indemnify and hold Selectica harmless from any claims, suits, proceedings, losses, liabilities, damages, costs and expenses
(inclusive of Selectica's reasonable attorneys' fees) made against or incurred by Selectica as a result of (i) negligence or misrepresentation by VAR or its representatives, (ii) any error or omission on the part of VAR or representatives of VAR or (iii) any action by VAR which affects Selectica's Intellectual Property Rights (iv) any claims for compensation asserted by VAR's employees. VAR shall be solely responsible for, and shall indemnify and hold Selectica harmless from, any claims, warranties or representations made by VAR or VAR's employees or agents. VAR will defend, indemnify, and hold harmless Selectica and its successors, agents, officers, directors, and employees from and against any violation of any laws or regulations by VAR or any of its agents, officers, directors, employees, or customers.

10.  WARRANTY

10.1 SELECTICA warrants to VAR that each SELECTICA Product purchased from SELECTICA or from a dealer, distributor, or VAR authorized by SELECTICA will be free from material errors or defects in material and


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workmanship and will perform in substantial compliance with SELECTICA's published specifications for ninety (90) days after shipment of the Products by SELECTICA to VAR. This limited warranty is contingent upon proper use of the Products and does not cover any Products that have been modified or misused.

10.2 SELECTICA shall accept the return from VAR of any Products not meeting the requirements of Section 10.1 if it is returned to SELECTICA within the warranty period with a written description of the claimed defect, along with information regarding its purchase, including dated proof of purchase, provided VAR obtains a prior Return Material Authorization (RMA) number from SELECTICA for the return and ships the return to the destination specified by SELECTICA, freight prepaid, with the RMA number clearly marked on the outside of the shipping container. At its option SELECTICA will either repair or replace the defective Products and return it to VAR with freight charges, shipping, handling, duty, and taxes prepaid, or apply the price paid therefor by VAR as a credit to future purchases of Products.

10.3 A SELECTICA warranty statement and limitation of liability statements is provided with each SELECTICA product intended for sale to end-user customers. VAR is not authorized to make any other warranty commitment, whether written or verbal, on SELECTICA's behalf. A copy of the applicable end-user warranty or limitation of liability statements will be furnished to VAR separately.

10.4 SELECTICA's Disclaimer of Warranty. THE LICENSED SELECTICA PRODUCTS AND RELATED DOCUMENTATION ARE PROVIDED "AS IS". SELECTICA MAKES AND VAR AND VAR'S END-USER CUSTOMERS RECEIVE NO WARRANTIES ON THE LICENSED SELECTICA PRODUCTS AND RELATED DOCUMENTATION, EXPRESS, IMPLIED, STATUTORY, OR IN ANY OTHER PROVISION OF THIS AGREEMENT OR COMMUNICATION WITH VAR AND VAR'S END-USER CUSTOMERS. SELECTICA SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. SELECTICA DOES NOT WARRANTY THAT THE OPERATION OF THE LICENSED SELECTICA PRODUCTS WILL BE UNINTERRUPTED OR ERROR FREE.

10.5 Notwithstanding anything to the contrary contained herein, except as expressly set forth, SELECTICA shall not, under any circumstances, be liable to VAR or VAR's end-user customers for consequential, incidental, or special damages, including but not limited to lost profits, even if SELECTICA has been apprised of the likelihood of such damages occurring.

11.  TRADEMARKS AND RELATED MATTERS

11.1 VAR may refer to itself during the term of this Agreement as a "Selectica Certified Value Added Reseller", solely in connection with the Products purchased under this Agreement.

11.2 VAR agrees that it will not use the terms "SELECTICA," "SELECTICA, INC.", "SELECTICA INTERNET SELLING SYSTEM", "SELECTICA ISS", or the SELECTICA logo, or any similar terms or logos as a trading designation or in any other way, except to indicate that VAR is authorized by SELECTICA to market the Products.

11.3 VAR agrees that it will not remove, conceal, or change any trademark, service mark, trade name, or logo from the Products or associated documentation provided by SELECTICA. VAR agrees that it will not affix any trademarks or service marks of SELECTICA or any similar terms to any other goods, use the same in connection with any services, or use the same in VAR's business or company name.

11.4 VAR agrees to notify SELECTICA promptly of any use of SELECTICA's names or marks or any similar marks by any third party.

11.5 Unless prior written consent is obtained from SELECTICA, VAR shall not copy or modify any manuals, documentation or other materials provided by SELECTICA under this Agreement.

11.6 The permission granted relative to all SELECTICA trademarks shall terminate with the expiration or termination of this Agreement. Upon such expiration or termination, VAR shall immediately cease referring to

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itself as an Authorized Selectica Value Added Reseller and shall immediately cease using trade names and trademarks of SELECTICA.

12.  YEAR 2000 COMPLIANCE WARRANTY

SELECTICA represents and warrants that the Software as delivered will operate prior to, during, and after, the calendar year 2000 A.D. without error relating to date data, specifically including but not limited to any error relating to calculations, sorting, interpretation, processing or acceptance of date data which represents or references different centuries or more than one century, provided that all hardware, firmware and other software used in conjunction with the Software properly exchanges accurate and properly formatted date data with the Software. The Year 2000 Compliance Warranty set forth in this Section shall begin as of the date of this Agreement and end on the date after January 1, 2000, subsequent to which the Software has operated without a breach of the Year 2000 Compliance Warranty for a consecutive six month period (the "Year 2000 Warranty Period"). If the Software fails to comply with the warranty set forth in this Section 12. SELECTICA will use reasonable commercial efforts to correct the noncompliance, provided that VAR notifies SELECTICA of the noncompliance within the Year 2000 Warranty Period, and SELECTICA is able to reproduce the noncompliance as communicated by VAR to SELECTICA. If after the expenditure of reasonable efforts, SELECTICA is unable to correct any such noncompliance, SELECTICA may refund to VAR all or an equitable portion of the license fee paid by VAR to SELECTICA for such Software in full satisfaction of VAR's claims relating to such noncompliance upon VAR's return of said Software.

13.  GENERAL

13.1 This Agreement is not assignable by VAR without the prior written consent of SELECTICA. Any attempt to assign any of the rights, duties, or obligations of this Agreement without such consent is void.

13.2 VAR and SELECTICA hereby agree that any Confidential Information about the Products or relating to VAR's or SELECTICA's product development or business activities received under this Agreement, whether for internal use or otherwise, and whether provided verbally, in writing, or in any other medium, is and shall be treated as the confidential property of VAR or SELECTICA, as the case may be (except such information as is previously known to VAR or SELECTICA without an obligation of confidentiality or is publicly disclosed by the parties seeking to maintain its confidentiality). VAR and SELECTICA will notify each other by identifying and marking all materials as Company Confidential or Confidential Information. VAR and SELECTICA shall hold such Confidential Information in strictest confidence and shall exercise and shall obligate all of its employees to exercise a high degree of care to safeguard the confidentiality of the Confidential Information during the term of this Agreement and three (3) years thereafter.

13.3 The entire Agreement between the parties is incorporated in this Agreement and its exhibits, and it supersedes and merges all prior discussions and agreements between the parties relating to the subject matter hereof. This Agreement can be modified only by a written amendment duly signed by persons authorized to sign agreements on behalf of VAR and SELECTICA and shall not be supplemented or modified by any course of dealing or trade usage. Variance from or addition to the terms and conditions of this Agreement in any order or other written notification from VAR will be of no effect. The term "Agreement" as used herein includes any applicable exhibits or future written amendments made in accordance herewith.

13.4 Nothing contained in this Agreement shall be construed as creating a joint venture, partnership or employment relationship between SELECTICA and VAR, it being understood that SELECTICA and VAR are independent contractors vis-a-vis one another. Except as specified herein, no party shall have the right, power or implied authority to create any obligation or duty, express or implied, on behalf of any other party hereto.

13.5 Any obligations or duties that by their nature extend beyond the expiration or termination of this Agreement shall survive any expiration or termination of this Agreement and shall remain in effect.



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13.6  If any provision of this Agreement is held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and VAR shall negotiate in good faith with SELECTICA to amend this Agreement in order to make such provision enforceable.

13.7 Except for the obligation to pay money properly due and owing, neither party shall be responsible for damages or be deemed in default by reason of delays in performance due to strikes, lockouts, accidents, Acts of God, or other causes beyond the party's reasonable control.

13.8 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California, without regard to conflict of laws principles or the U.N. Convention on Contracts for the International Sale of Goods. Any dispute or claim arising out of or in relation to this Agreement, or the interpretation, making, performance, breach or termination thereof, shall be finally settled by binding arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce as presently in force ("Rules") and by three (3) arbitrators appointed in accordance with said Rules. Judgment on the award rendered may be entered in any court having jurisdiction thereof. The place of arbitration shall be San Francisco, California, U.S.A. Any monetary award shall be in U.S. dollars and the arbitration shall be conducted in the English language. The parties may apply to any court of competent jurisdiction for temporary or permanent injunctive relief, without breach of this Section 12.8 and without any abridgment of the powers of the arbitrator.

13.9 For purposes of this Agreement, and for all notices and correspondence hereunder, the addresses of the respective parties have been set out at the beginning of this Agreement, and no change of address shall be binding upon the other party until written notice thereof is received by such party at the address shown herein. All notices shall be effective upon receipt if delivered by courier service or sent by telegram, and five days after mailing if sent by registered mail.

13.10 Neither this Agreement nor any of its exhibits will become effective until accepted by SELECTICA at its offices in San Jose, California.


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VAR acknowledges that VAR has read this Agreement, understands it, and agrees to be bound by its terms and conditions. Further, VAR agrees that this statement is the complete and exclusive statement of the agreement between the parties, and that this statement supersedes any prior agreements, verbal or written, and any other communications between the parties relating to the subject matter of this Agreement.

In Witness whereof, the parties have executed this Agreement by their duly authorized representatives.

SELECTICA, INC.                             SAMSUNG SDS CO., LTD.
("SELECTICA")                               ("VAR")

By:         /s/ STEPHEN BENNION             By:        /s/ JOO WON PARK
            -------------------------                  -------------------------

Print name: Stephen Bennion                 Print name: Joo Won Park
            -------------------------                  -------------------------

Title:      Vice President/CFO              Title:      Managing Director/CFO
            -------------------------                  -------------------------

Date:       Jan. 12, 2000                   Date:       Jan. 12, 2000
            -------------------------                  -------------------------


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                                   EXHIBIT A

VAR PROGRAM AND NON-REFUNDABLE FEES

I.   DEVELOPMENT SYSTEM

VAR agrees to pay the following non-refundable program fee.

          VAR PROGRAM NAME                  NON-REFUNDABLE FEE

CERTIFIED INTERNET SELLING SYSTEM VAR       $0.0

          a) ACE Studio Integrated Modeling Environment (One User)    Quantity 1
          b) ACE Enterprise - Dual CPU Server                         Quantity 1
          c) ACE Quoter - Dual CPU Server                             Quantity 1

II.  CONSULTING SERVICES

VAR may purchase up to 10 days of SELECTICA consulting services at a 20% discount from the current published prices, subject to scheduling and availability of consultants for a period of ninety (90) days from the Effective Date of this Agreement. VAR will be responsible for any travel expenses incurred.

Selectica agrees not to exceed the following expenses for Selectica consultants working onsite on VAR projects:


         Expense Items       Amount
         -------------       ------
         Air Fare            $[*]/person
         Hotel               $[*]/day/person
         Food                $[*]/day/person
         Communication       $[*]/day/person
         Taxi                $[*]/day/person
         Total               $[*]/week/person

III. TRAINING

VAR must have, at a minimum, one employee successfully complete the training course(s) for the selected program(s) within sixty (60) days of the effective date of the Agreement. Selectica will provide training for four (4) of VAR's employees free of charge subsequent to each new release of the Products. Selectica agrees to also conduct presales training to the VAR sales team upon major product releases. Such training shall take place at Selectica's premises and shall be at a time mutually agreed upon.

VAR shall receive a 20% discount from current published prices on all additional public training courses which VAR attends. The VAR will receive a 20% discount for customer students enrolled in SELECTICA Training by VAR. Classes are subject to availability.

IV.  LICENSING ADDITIONAL OR NEW PLATFORMS, DATABASES OR OPERATING SYSTEMS

From time to time SELECTICA may add new platforms, databases and/or operating systems. SELECTICA may choose to make these new product offerings available to VAR for an additional fee per platform, database and/or operating system.


[*] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

V. VAR MAINTENANCE FEES

VAR will be charged a minimum annual maintenance fee of $[*] per VAR program for all term years except year one. Year one maintenance is included in with the initial non-refundable program fee. Renewal maintenance fees will be billed annually on the anniversary date of this Agreement. The maintenance fees must be kept current in order to remain in the Program.

VAR shall pay a maintenance fee of [*]% of the list price of any additional products purchased by VAR.

VI. END-USER MAINTENANCE FEES

VAR shall pay SELECTICA a maintenance fee equal to [*]% of the suggested retail price of the deployment licenses purchased by end-user customers.

In cases where end-user customers or VAR prefers to contract directly with SELECTICA for maintenance following year one, such customers shall pay SELECTICA's standard maintenance fee of [*]% of the suggested retail price for deployment licenses.

[*] - CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   EXHIBIT B

                               PURCHASED PRODUCTS


    ACE MODULES   LIST   UNIT PRICE   DISC.   UNIT PRICE   NUMBER OF UNITS   TOTAL COST
    ENTERPRISE
      2 CPU        $        [*]        $         [*]              13         $ [*]
      4 CPU        $        [*]        $         [*]               4         $ [*]
   TEST & DEV.     $        [*]        $         [*]               4         $ [*]

     QUOTER
      2 CPU        $        [*]        $         [*]              13         $ [*]
      4 CPU        $        [*]        $         [*]               2         $ [*]
   TEST & DEV.     $        [*]        $         [*]               4         $ [*]

   SERVER MGR      $        [*]        $         [*]               4         $ [*]
   TEST & DEV.     $        [*]        $         [*]               2         $ [*]

     STUDIO        $        [*]        $         [*]              27         $ [*]

                                                                             $ [*]
                                                           TOTAL DISCOUNTED  $ [*]
                                                             PURCHASE PRICE
                                                                  (DUE UPON
                                                                   SIGNING)

[*] - CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   EXHIBIT C

                       Form of End-User License Agreement

                                  AMENDMENT TO
              INTERNATIONAL VALUE ADDED RESELLER AGREEMENT BETWEEN
                        SELECTICA, INC. AND SAMSUNG SDS


     This Amendment ("Amendment") to the International Value Added Reseller Agreement between Selectica, Inc. ("SELECTICA") and Samsung SDS ("Customer") dated January 12, 2000 (the "Agreement") is made as of this 29th day of February 2000 by and among SELECTICA and Customer.


                                    RECITAL

     On January 12, 2000, SELECTICA and Customer entered into the Agreement by which Customer was to act as a value added reseller of certain of SELECTICA's products. The parties to the Agreement now wish to terminate the Agreement and forfeit all rights pursuant to the Agreement.


                                   AGREEMENT

     In consideration of the mutual release of obligations pursuant to the Agreement and in consideration of the execution of Amendment #1 to the Major Account License Agreement between SELECTICA and Samsung SDS dated as of the date hereof, the parties hereto mutually agree as follows:

     1. TERMINATION. The parties hereto hereby agree that the Agreement shall be terminated in its entirety and no provisions of such agreement shall survive such termination and that the Agreement is hereby amended to provide for immediate termination and that any provisions to the contrary of the Agreement are hereby to be stricken in their entirety.

     2. WAIVER. The parties hereto hereby agree that they are waiving any rights they possess pursuant to the Agreement and are hereby releasing the other party of any obligations due under the Agreement.

     This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties have caused this Amendment to the Agreement to be duly signed and authorized.

SAMSUNG SDS

By:      /s/ JOO WON PARK
         ------------------------------
Name:    JOO WON PARK
         ------------------------------
Title:   Director of Team
         ------------------------------

Address: 707-19 YOKSAN-DONG KANGNAN-JU
         ------------------------------
         SEOUL, KOREA 135-080
         ------------------------------

SELECTICA, INC.

By:      /s/ STEPHEN BENNION
         ------------------------------
Name:    STEPHEN BENNION
         ------------------------------
Title:   VP/CEO
         ------------------------------

Address: 3 WEST PLUMERIA DRIVE
         ------------------------------
         San Jose, CA 95134
         ------------------------------